Exhibit 99.1

Investor Relations Contact

Tim Smith, 703-854-0348

For immediate release	Media Contact

February 25, 2011	Meghan Lublin, 703-854-0299

Sunrise Reports Financial Results for Fourth Quarter and Full Year of 2010

Files Additional Supplemental Information in 8-K

MCLEAN, VA - Sunrise Senior Living, Inc. (NYSE: SRZ) today reported financial results and operating data for the fourth quarter and full year of 2010. Sunrise will host a conference call and webcast Friday, February 25, 2011, at 9:00 a.m. ET, to discuss the financial results.

“2010 was a year of strengthening Sunrise and we are now well positioned to take advantage of great opportunities in 2011 and the years to come,” said Mark Ordan, Sunrise’s chief executive officer. “Bottom line 2010 performance is benefitted by outsized gains realized in our restructuring. Our operating results are adversely affected by the reduction of revenue from our restructuring without an equivalent reduction of expenses, and our G&A was adversely affected by non-recurring items. While we are excited by our progress, optimistic and committed to our future, we have in our 10-K and supplemental 8-K provided investors with meaningful additional detail to enable a fuller understanding of both our progress and of the risks we still need to tackle.”

2010 Overview

During 2010, Sunrise sold its nine German communities, executed debt restructuring agreements with its German lenders, sold land parcels, sold its venture interests to Ventas, modified, extended and amended certain venture and management agreements, and entered into management agreement buyouts. Sunrise used the majority of the proceeds from these transactions to reduce outstanding indebtedness. As a result of these management agreement buyouts, the Company now manages 32 fewer communities. Sunrise earned $13.0 million, $17.2 million and $17.7 million of management fees from the 32 terminated communities in 2010, 2009 and 2008, respectively. Sunrise expects to reduce its corporate overhead to partially offset its reduced management fee income.

2010 Annual Results

Sunrise reported total operating revenues of $1.4 billion for the twelve months ended December 31, 2010, as compared to $1.5 billion for the twelve months ended December 31, 2009. Net income was greatly increased by non-recurring factors and was $99.1 million, or $1.72 per fully diluted share, for the twelve months ended 2010. This included $63.3 million of buyout fees and $68.5 million of income from discontinued operations, as compared to net loss of ($133.9) million, or ($2.61) per fully diluted share, for the twelve months ended December 31, 2009. A significant portion of Sunrise’s ongoing management fee income is heavily concentrated with four business partners, as outlined in the Company’s 2010 Form 10-K.

Adjusted income from ongoing operations was $15.6 million for the twelve months ended December 31, 2010, as compared to an adjusted income of $15.9 million for the twelve months ended December 31, 2009. Adjusted EBITDAR for the twelve months ended December 31, 2010, was $117.9 million as compared to $131.1 million for the twelve months ended December 31, 2009. Adjusted income from ongoing operations and Adjusted EBITDAR are measures of operating performance that are not calculated in accordance with U.S. GAAP and should not be considered as a substitute for income or loss from operations or net income or loss. These are used by management to focus on income generated from the ongoing operations of the Company and to help management assess if adjustments to current spending decisions are needed. For a reconciliation of these items, please refer to the attached tables “Adjusted Income from Ongoing Operations” and “Adjusted EBITDAR Reconciliation.”

2010 Fourth Quarter Results

In the fourth quarter of 2010, Sunrise reported revenues of $319.0 million as compared to $363.0 million for the fourth quarter of 2009. Net income for the fourth quarter of 2010 was $50.0 million or $0.87 per fully diluted share, as compared to net income of $10.4 million, or $0.19 per fully diluted share, for the fourth quarter of 2009. The change between periods was primarily driven by a $10 million buy-out fee paid by HCP and a $25 million gain resulting from the sale of our venture interest to Ventas.

Adjusted income from ongoing operations was $1.6 million in the fourth quarter of 2010 as compared to an adjusted income of $6.3 million in the fourth quarter of 2009. Adjusted EBITDAR for the fourth quarter of 2010 was $25.7 million as compared to $42.1 million for the fourth quarter of 2009.

Cash and Liquidity Update

Sunrise had $66.7 million of unrestricted cash at December 31, 2010. As of December 31, 2010, Sunrise had significantly reduced its consolidated debt to $163.0 million, as compared to $440.2 million at December 31, 2009, a reduction of $277.2 million.

New Venture Transaction

As previously announced, on January 10, 2011, Sunrise closed on the purchase and sale agreement with a wholly owned subsidiary of CNL Lifestyle Properties and an affiliate of Arcapita, which was Sunrise’s joint venture partner in 29 Sunrise-managed communities. As part of the agreement, Sunrise contributed its 10-percent ownership interest in the existing venture for a 40-percent ownership interest in a new venture. The portfolio was valued at approximately $630 million (excluding transaction costs). As part of the Company’s new venture agreement with a wholly owned subsidiary of CNL Lifestyle Properties, Sunrise will have the option to purchase CNL’s interest in the venture beginning from the start of year three to the end of year six. Sunrise’s share of the transaction costs is approximately $5.7 million (excluding the funding of escrows), which was expensed as incurred ($1.5 million in the fourth quarter of 2010 and $4.2 million in January 2011).

Ventas

Effective December 1, 2010, Sunrise closed on the previously disclosed purchase and sale agreements with Ventas, Inc. and certain of its affiliates to sell to Ventas all of Sunrise’s joint venture interests in nine limited liability companies in the U.S. and two limited partnerships in Canada, which collectively own 58 communities managed by Sunrise. The aggregate purchase price for the venture interests was approximately $41.5 million. Sunrise used the proceeds from the transaction, after expenses, to pay down its debt obligations and for working capital. In connection with this transaction, Sunrise recorded a $25.0 million gain on the sale of its venture interests.

Sunrise continues to manage the 58 senior living communities, together with the other 21 senior living communities in the Ventas portfolio that are already wholly owned by Ventas, pursuant to amended and restated master and management agreements entered into in connection with the purchase and sale transaction.

Operating Data for Fourth-Quarter 2010

•

Comparable community revenues for the fourth quarter of 2010 increased by 4.8 percent, from $442.8 million for the fourth quarter of 2009 to $464.0 million for the fourth quarter of 2010. Excluding the impact of foreign exchange rates in 2010, comparable community revenues for the fourth quarter of 2010 increased 4.8 percent to $463.9 million year-over-year.

•

Average unit occupancy in comparable communities for the fourth quarter of 2010 was 88.3 percent, which was up 80 basis points from 87.5 percent for the fourth quarter of 2009, and up 60 basis points as compared to 87.7 percent in the third quarter of 2010.

•

Average daily revenue per occupied unit in comparable communities increased 3.7 percent from $198.92 for the fourth quarter of 2009 to $206.32 for the fourth quarter of 2010. Excluding the impact of foreign exchange rates in 2010, average daily revenue per occupied unit for the comparable community portfolio increased 3.7 percent to $206.27 for the fourth quarter of 2010 as compared to the fourth quarter of 2009.

•

Comparable community operating expenses for the fourth quarter of 2010 increased 0.3 percent from $326.0 million to $327.1 million. Foreign exchange rates in 2010 did not significantly impact these operating expense results in the fourth quarter of 2010.

Sunrise’s comparable community portfolio consists of communities that were open and operating as of January 1, 2008, and include consolidated, unconsolidated venture, and managed communities in the United States, Canada and the United Kingdom. Sunrise’s management believes that total comparable-community revenues, average daily revenue per occupied unit, average unit occupancy rates and total comparable-community expenses are useful indicators of trends in Sunrise’s management business.

Supplemental Information

For additional details on Sunrise’s comparable-community data, please refer to the Supplemental Information attached. Also, additional supplemental information has been furnished to the Securities and Exchange Commission in a Form 8-K, and can also be found on the Supplemental Data link on the Investor Relations section of the Company’s Web site at http://suppdata.sunriseseniorliving.com/

Conference Call and Webcast

Sunrise will host a conference call and webcast at 9:00 a.m. ET on Friday, February 25, 2011, to discuss the financial results for the fourth quarter and full year of 2010 and the other matters discussed in this press release. The call-in number for the conference call is 888-554-1431 or 719-325-2196 (from outside the U.S.). Callers should reference the “Sunrise Senior Living Q4 Earnings Call” or the participant passcode: 5721106. Those interested may also go to the Investor Relations section of the Company’s Web site (http://www.sunriseseniorliving.com) to listen to the earnings call. A telephone replay of the call will be available until March 11, 2011 at 1 p.m. ET, by dialing 888-203-1112 or 719-457-0820 (passcode: 5721106); a replay will also be available on Sunrise’s Web site during that period.

About Sunrise Senior Living

Sunrise Senior Living, a McLean, Va.-based company, employs approximately 31,700 people. As of December 31, 2010, Sunrise operated 319 communities located in the United States, Canada and the United Kingdom, with a unit capacity of approximately 31,200 units. Sunrise offers a full range of personalized senior living services, including independent living, assisted living, care for individuals with Alzheimer’s and other forms of memory loss, as well as nursing and rehabilitative services. Sunrise’s senior living services are delivered by staff trained to encourage the independence, preserve the dignity, enable freedom of choice and protect the privacy of residents. To learn more about Sunrise, please visit http://www.sunriseseniorliving.com.

Forward-Looking Statements

Certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Sunrise believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurances that these expectations will be realized. Sunrise’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, the risk that the net sale proceeds of the mortgaged North American properties are not sufficient to pay the minimum amount guaranteed by Sunrise to the lenders that are party to the German restructure transactions; the risk that we may be unable to reduce expenses and generate positive operating cash flows; the risk of future obligations to fund guarantees to some of our ventures and lenders to the ventures; the risk of further write-downs or impairments of our assets; the risk that we are unable to obtain waivers, cure or reach agreements with respect to existing or future defaults under our loan, venture and construction agreements; the risk that we will be unable to repay, extend or refinance our indebtedness as it matures, or that we will not comply with loan covenants; the risk that our ventures will be unable to repay, extend or refinance their indebtedness as it matures, or that they will not comply with loan covenants creating a foreclosure risk to our venture interest and a termination risk to our management agreement; the risk that we are unable to continue to recognize income from refinancings and sales of communities by ventures; the risk of declining occupancies in existing communities or slower than expected leasing of newer communities; the risk that we are unable to extend leases on our operating properties at expiration, in some cases, the expiration is as early as 2013; the risk that some of our management agreements, subject to early termination provisions based on various performance measures, could be terminated due to failure to achieve the performance measures; the risk that our management agreements can be terminated in certain circumstances due to our failure to comply with the terms of the management agreements or to fulfill our obligations thereunder; the risk from competition and our response to pricing and promotional activities of our competitors; the risk of not complying with government regulations; the risk of new legislation or regulatory developments; the risk of changes in interest rates; the risk of unanticipated expenses; the risks of further downturns in general economic conditions including, but not limited to, financial market performance, downturns in the housing market, consumer credit availability, interest rates, inflation, energy prices, unemployment and consumer sentiment about the economy in general; the risks associated with the ownership and operation of assisted living and independent living communities; other risk factors contained in our 2010 Form 10-K filed with the SEC on February 25, 2011. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events. Unless the context suggests otherwise, references herein to “Sunrise,” the “Company,” “we,” “us” and “our” mean Sunrise Senior Living, Inc. and our consolidated subsidiaries.

SUNRISE SENIOR LIVING, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share and share amounts)	December 31, 2010	December 31, 2009
ASSETS
Current Assets:
Cash and cash equivalents	$66,720	$39,283
Accounts receivable, net	37,484	37,304
Income taxes receivable	4,532	5,371
Due from unconsolidated communities	19,135	19,673
Deferred income taxes, net	20,318	23,862
Restricted cash	43,355	39,365
Assets held for sale	1,099	40,658
German assets held for sale	—	104,720
Prepaid expenses and other current assets	20,167	30,198

Total current assets	212,810	340,434
Property and equipment, net	238,674	288,056
Due from unconsolidated communities	3,868	13,178
Intangible assets, net	40,749	53,024
Investments in unconsolidated communities	38,675	64,971
Investments accounted for under the profit-sharing method	—	11,031
Restricted cash	103,334	110,402
Restricted investments in marketable securities	2,509	20,997
Assets held in the liquidating trust	50,750	—
Other assets, net	10,089	8,496

Total assets	$701,458	$910,589

LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of debt	$80,176	$207,811
Outstanding draws on bank credit facility	—	33,728
Debt relating to German assets held for sale	—	198,680
Accounts payable and accrued expenses	131,904	138,032
Liabilities associated with German assets held for sale	—	12,632
Due to unconsolidated communities	502	2,180
Deferred revenue	15,946	5,364
Entrance fees	30,688	33,157
Self-insurance liabilities	35,514	41,975

Total current liabilities	294,730	673,559
Debt, less current maturities	44,560	—
Liquidating trust notes, at fair value	38,264	—
Investments accounted for under the profit-sharing method	419	—
Self-insurance liabilities	51,870	58,225
Deferred gains on the sale of real estate and deferred revenues	16,187	21,865
Deferred income tax liabilities	20,318	23,862
Other long-term liabilities, net	110,553	106,844

Total liabilities	576,901	884,355

Equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 120,000,000 shares authorized, 56,453,192 and 55,752,217 shares issued and outstanding, net of 428,026 and 401,353 treasury shares, at December 31, 2010 and 2009, respectively	565	558
Additional paid-in capital	478,605	474,158
Retained loss	(361,904)	(460,971)
Accumulated other comprehensive income	2,885	8,302

Total stockholders’ equity	120,151	22,047

Noncontrolling interests	4,406	4,187

Total equity	124,557	26,234

Total liabilities and equity	$701,458	$910,589

SUNRISE SENIOR LIVING, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands, except per share amounts)	2010	2009	2010	2009
	(Unaudited)

Operating revenue:
Management fees	$26,399	$28,162	$107,832	$112,467
Buyout fees	9,815	—	63,286	—
Resident fees for consolidated communities	92,717	88,052	360,929	344,894
Ancillary fees	10,601	11,249	43,136	45,397
Professional fees from development, marketing and other	739	1,850	4,278	13,193
Reimbursed costs incurred on behalf of managed communities	178,761	233,651	827,240	942,809

Total operating revenue	319,032	362,964	1,406,701	1,458,760
Operating expenses:
Community expense for consolidated communities	69,345	67,003	268,986	263,792
Community lease expense	15,192	14,747	60,215	59,315
Depreciation and amortization	11,865	9,557	41,083	46,312
Ancillary expenses	10,000	10,577	40,504	42,457
General and administrative	33,502	26,432	124,728	114,566
Development expense	1,070	2,117	4,484	12,374
Write-off of capitalized project costs	—	732	—	14,879
Accounting Restatement, Special Independent Committee inquiry, SEC investigation and stockholder litigation	(1,978)	346	(1,305)	3,887
Restructuring costs	805	7,120	11,690	32,534
Provision for doubtful accounts	2,630	2,454	6,244	13,319
Loss on financial guarantees and other contracts	41	590	518	2,053
Impairment of long-lived assets	1,274	19,362	5,907	31,685
Costs incurred on behalf of managed communities	179,154	228,461	831,008	949,331

Total operating expenses	322,900	389,498	1,394,062	1,586,504

(Loss) income from operations	(3,868)	(26,534)	12,639	(127,744)
Other non-operating income (expense):
Interest income	147	(77)	1,096	1,341
Interest expense	(1,576)	(2,679)	(7,707)	(10,273)
Gain on investments	(378)	2,652	932	3,556
Gain on fair value of liquidating trust notes	4,019	—	5,240	—
Other income	2,043	2,103	1,181	6,553

Total other non-operating income	4,255	1,999	742	1,177
Gain on the sale and development of real estate and equity interests	24,809	1,321	27,672	21,651
Sunrise’s share of earnings (loss) and return on investment in unconsolidated communities	10,710	(3,689)	7,521	5,673
Gain (loss) from investments accounted for under the profit-sharing method	819	(3,651)	(9,650)	(12,808)

Income (loss) before (provision for) benefit from income taxes and discontinued operations	36,725	(30,554)	38,924	(112,051)
(Provision for) benefit from income taxes	(5,362)	2,351	(6,559)	3,942

Income (loss) before discontinued operations	31,363	(28,203)	32,365	(108,109)
Discontinued operations, net of tax	19,020	38,908	68,461	(25,406)

Net income (loss)	50,383	10,705	100,826	(133,515)
Less: Net income attributable to noncontrolling interests	(370)	(269)	(1,759)	(400)

Net income (loss) attributable to common shareholders	$50,013	$10,436	$99,067	$(133,915)

Earnings per share data:
Basic net income (loss) per common share
Income (loss) before discontinued operations	$0.55	$(0.53)	$0.55	$(2.12)
Discontinued operations, net of tax	0.35	0.72	1.23	(0.49)

Net income (loss)	$0.90	$0.19	$1.78	$(2.61)

Diluted net income (loss) per common share
Income (loss) before discontinued operations	$0.54	$(0.53)	$0.53	$(2.12)
Discontinued operations, net of tax	0.33	0.72	1.19	(0.49)

Net income (loss)	$0.87	$0.19	$1.72	$(2.61)

SUNRISE SENIOR LIVING, INC.

Reconciliation For EBITDA, Adjusted EBITDA/EBITDAR, and Adjusted Income from Ongoing Operations

EBITDA, Adjusted EBITDA, and Adjusted EBITDAR

EBITDA, adjusted EBITDA, and adjusted EBITDAR are measures of operating performance that are not calculated in accordance with U.S. generally accepted accounting principles and should not be considered as a substitute for income/loss from operations or net income/loss. EBITDA, adjusted EBITDA, and adjusted EBITDAR are used by management to focus on performance and liquidity as EBITDA excludes depreciation and amortization, interest income, interest expense, and (provision for) benefit from income taxes. Adjusted EBITDA further excludes accounting restatement, special independent committee inquiry, SEC investigation, stockholder litigation, buyout fees, restructuring costs, write-off of capitalized project costs, allowance for uncollectible receivables from owners, impairment of long-lived assets, gain (loss) on investments, gain on fair value of liquidating trust note, other income (expense), stock compensation, gain on the sale and development of real estate and equity interests, proportionate share of joint venture interest, taxes, depreciation, and amortization, loss from investments accounted for under the profit-sharing method, and discontinued operations (net of tax). Adjusted EBITDAR further excludes community lease expense.

The following table reconciles adjusted EBITDA and adjusted EBITDAR to net income (loss) attributable to common shareholders (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Net income (loss) attributable to common shareholders	$50.0	$10.4	$99.1	$(133.9)

Depreciation and amortization	11.9	9.6	41.1	46.3
Interest income	(0.1)	0.1	(1.1)	(1.3)
Interest expense	1.6	2.7	7.7	10.3
Provision for (benefit from) income taxes	5.4	(2.4)	6.6	(3.9)

EBITDA	68.8	20.4	153.4	(82.5)

Accounting Restatement, Special Independent Committee inquiry, SEC investigation and stockholder litigation	(2.0)	0.3	(1.3)	3.9
Buyout Fees	(9.8)	—	(63.3)	—
Restructuring costs	0.8	7.1	11.7	32.5
Write-off of capitalized project costs	—	0.7	—	14.9
Allowance for uncollectible receivables from owners	2.2	1.8	4.9	11.2
Impairment of long-lived assets	1.3	19.4	5.9	31.7
(Gain) loss on investments	0.4	(2.7)	(0.9)	(3.6)
Gain on fair value of liquidating trust note	(4.0)	—	(5.2)	—
Other (income) expense	(2.0)	(2.1)	(1.2)	(6.6)
Stock compensation	1.1	0.3	4.0	3.1
Gain on the sale and development of real estate and equity interests	(24.8)	(1.3)	(27.7)	(21.7)
Proportionate Share of Joint Venture Interest, Taxes, Depr., and Amort.	(1.7)	18.7	36.2	50.7
(Income) loss from investments accounted for under the profit-sharing method	(0.8)	3.7	9.7	12.8
Discontinued operations, net of tax	(19.0)	(38.9)	(68.5)	25.4

Adjusted EBITDA	$10.5	$27.4	$57.7	$71.8

Community Lease Expense	15.2	14.7	60.2	59.3

Adjusted EBITDAR	$25.7	$42.1	$117.9	$131.1

Adjusted Income (Loss) from Ongoing Operations

Adjusted income (loss) from ongoing operations is a measure of operating performance that is not calculated in accordance with U.S. generally accepted accounting principles and should not be considered as a substitute for income/loss from operations or net income/loss. Adjusted income (loss) from ongoing operations excludes buyout fees, non-cash charges including depreciation and amortization, allowance for uncollectible receivables from owners, stock compensation, and impairment of long-lived assets, as well as restructuring costs and additional SEC recoveries. Adjusted income (loss) from ongoing operations is used by management to focus on cash generated from our ongoing operations and to help management assess if adjustments to current spending decisions are needed.

The following table reconciles adjusted income (loss) from ongoing operations to income (loss) from operations (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Adjusted Income from Ongoing Operations
Income (loss) from operations	$(3.9)	$(26.5)	$12.6	$(127.7)
Buyout fees	(9.8)	—	(63.3)	—

Loss from operations excluding buyout fees	(13.7)	(26.5)	(50.7)	(127.7)
Non-cash expenses:
Depreciation and amortization	11.9	9.6	41.1	46.3
Write-off of capitalized project costs	—	0.7	—	14.9
Allowance for uncollectible receivables from owners	2.2	1.8	4.9	11.2
Stock compensation	1.1	0.3	4.0	3.1
Impairment of long-lived assets	1.3	19.4	5.9	31.7

Income (loss) from operations after adjustment for non-cash expenses	2.8	5.3	5.2	(20.5)
Accounting Restatement, Special Independent Committee inquiry, SEC investigation and stockholder litigation	(2.0)	0.3	(1.3)	3.9
Restructuring costs	0.8	0.7	11.7	32.5

Adjusted income from ongoing operations	$1.6	$6.3	$15.6	$15.9

Sunrise Senior Living, Inc.

Supplemental Information

As of December 31, 2010

($ in thousand except average daily rate)

	Communities Q4 10	Unit Capacity Q4 10	Resident Capacity Q4 10
Total Community Data (1)
Communities managed for third-party owners	144	13,252	15,144
Communities in ventures	137	10,987	12,843
Communities consolidated	38	6,931	7,135

Total communities operated	319	31,170	35,122

Percentage of Total Operating Portfolio
Assisted Living		81.0%
Independent Living		16.0%
Skilled Nursing		3.0%

Total		100.0%

Selected Operating Results

Comparable Community Portfolio Operating Results (2)	Q4 10	Q4 09	% Change

Total Comparable-Community Portfolio
Number of Communities	282	282	0.0%
Unit Capacity	27,599	27,599	0.0%
Resident Capacity	31,018	31,018	0.0%
Community Revenues	$464,021	$442,789	4.8%
Community Revenues Excluding Impact of Exchange Rates	$463,903	$442,789	4.8%
Community Operating Expenses	$327,121	$325,998	-0.3%
Community Operating Expenses Excluding Impact of Exchange Rates	$327,099	$325,998	-0.3%
Average Daily Revenue Per Occupied Unit	$206.32	$198.92	3.7%
Average Daily Revenue Per Occupied Unit Excluding Impact of Exchange Rates	$206.27	$198.92	3.7%
Average Unit Occupancy Rate	88.3%	87.5%	80	basis points

Communities in ventures and managed for third-party owners
Number of Communities	248	248	0.0%
Unit Capacity	21,013	21,013	0.0%
Resident Capacity	24,289	24,289	0.0%
Community Revenues	$375,247	$357,777	4.9%
Community Revenues Excluding Impact of Exchange Rates	$375,130	$357,777	4.9%
Community Operating Expenses	$258,087	$258,982	0.3%
Community Operating Expenses Excluding Impact of Exchange Rates	$258,065	$258,982	0.4%
Average Daily Revenue Per Occupied Unit	$220.07	212.33	3.6%
Average Daily Revenue Per Occupied Unit Excluding Impact of Exchange Rates	$220.01	$212.33	3.6%
Average Unit Occupancy Rate	88.2%	87.1%	110	basis points

Communities consolidated
Number of Communities	34	34	0.0%
Unit Capacity	6,586	6,586	0.0%
Resident Capacity	6,729	6,729	0.0%
Community Revenues	$88,774	$85,012	4.4%
Community Revenues Excluding Impact of Exchange Rates	$88,774	$85,012	4.4%
Community Operating Expenses	$69,034	$67,017	-3.0%
Community Operating Expenses Excluding Impact of Exchange Rates	$69,034	$67,017	-3.0%
Average Daily Revenue Per Occupied Unit	$162.60	$156.70	3.8%
Average Daily Revenue Per Occupied Unit Excluding Impact of Exchange Rates	$162.60	$156.70	3.8%
Average Unit Occupancy Rate	88.5%	88.7%	(20)	basis points

Notes

(1)	During the fourth quarter of 2010, Sunrise sold or disposed of 27 communities managed for third-parties and one joint venture community. Sunrise also transitioned 58 joint-venture communities to “manage for third-parties.”
(2)	Comparable community portfolio consists of all communities in which Sunrise has an ownership interest in or management agreement with and were under Sunrise ownership or management for at least 24 months as of the January 1, 2010. This includes consolidated communities, communities in ventures and communities managed for third-party owners.